Exhibit 107

CALCULATION OF REGISTRATION FEE

Form S-1/A-2

(Form Type)

Kronos Advanced Technologies, Inc.

(Exact Name of Registrant As Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, $0.001 par value per share (2)	457(c)	80,526,056	—	$1,072,838.73	0.0000927	$99.45
Fees Previously Paid	Equity	Common Stock $0.001 par value per share (2)	457(c)	80,526.056	—	$2,093,677	0.0000927	$194.08
	Total Offering Amounts					$1,072,838.73		$99.45
	Total Fees Previously Paid							$194.08
	Total Fee Offsets							$99.45
	Net Fees Due							$0

(1)	Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(c) under the Securities Act of 1933 (the “Securities Act”).

(2)	Pursuant to Rule 416, the securities being registered hereunder include such indeterminate number of additional securities as may be issuable to prevent dilution resulting from stock splits, stock dividends or similar transactions.